Registration No. 333-


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEIRTON STEEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                06-1075442
     (State or other jurisdiction            (I.R.S. Employer
     Identification No.)
of incorporation or organization)


400 Three Springs Drive. Weirton, West Virginia
                    26062-4997
(Address of Principal Executive Offices)
     (Zip Code)


  WEIRTON STEEL CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)

                    William R. Kiefer, Esq.
                Vice President-Law and Secretary
                   Weirton Steel Corporation
                    400 Three Springs Drive
               Weirton. West Virginia 26062-4989
            (Name and address of agent for service)

                         (304) 797-2000
 (Telephone number, including area code, of agent for service)


                        With a copy to:

                      James A. Testa, Esq
                       26 Primrose Circle
                      Princeton, NJ 08540





                    Calculation of Registration Fee

Title of    Amount to be      Proposed    Proposed     Amount of
Securities     Registered     Maximum     Maximum     Registration
To Be                         Offering   Aggregate     Fee
Registered                    Price(1)   Offering
                              Per Share  Price(1)

Common Stock,  1,000,000      $4.09375 $4,093,750      $1,411.64
$.01 par value
per share




(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the 'Securities Act'), using the average of the high and low sales prices of the Registrant's Common Stock, par value $.01 per share, as reported on the New York Stock Exchange on June 8,2000.




                            PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Explanatory Note:

     This Registration Statement serves as Post-Effective Amendment No. 2 to Registration Statement on Form S-8 filed by Weirton Steel Corporation (the 'Company') on November 1, 1994 (File No. 33-56251) (the '1994 Filing') and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by the Company on August 11, 1999 (the '1999 Filing'). The 1994 Filing originally included a total of 5,000,000 shares of Common Stock being offered under the Company's 1994 Employee Stock Purchase Plan, of which a total of 1,012,489 were de-registered by the 1999 Filing. Pursuant to undertakings in the 1994 and 1999 Filings, the Company hereby de-registers an additional 3,987,511 shares of Common Stock from the shares originally covered by the 1994 and 1999 Filings.


                            PART II

                  INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Commission by the Company are incorporated herein by reference:

    (a)       The Company's Annual Report on Form 10-K for the
               fiscal year ended December 31, 1999.

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

    (c) The description of the Company's Common Stock, par value $ .01 per share, contained in the Company's Registration Statement on Form 8-A filed on May 4, 1989 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     All reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law expressly permits indemnification of officers and directors of Delaware corporations against claims, judgments and expenses arising in connection with legal or administrative proceedings or otherwise, including amounts paid in settlement of a claim or litigation, if the officer or director acted in good faith and in a manner he believed to be in, or not opposed to, the best interest of the corporation.

     Article IX of the Company's By-laws provides for indemnification of the company's directors, officers, employees and agents, including former directors, officers, employees and agents, to the fullest extent permitted under Delaware law.

     Article Twelfth of the Company's Restated Certificate of
Incorporation provides, in part, as follows:

          TWELFTH: No director of the Corporation shall be personally liable to the Corporation or to any stockholder for monetary damages for a breach of fiduciary duty as a director, except liability (i) for any breach of a director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful purchases by the Corporation of its capital stock pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director receives an improper personal benefit, except to the extent any such liability is subsequently authorized by the law of Delaware to be reduced or eliminated. No amendment to or repeal of any of the provisions of this Article TWELFTH shall eliminate or reduce the effect of this Article TWELFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TWELFTH would accrue or arise, prior to such amendment or repeal of any inconsistent provisions.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.  EXHIBITS

     The following Exhibits are being filed as part of this Registration Statement:




Exhibit No.              Description Of Exhibits

4.             Specimen Common Stock certificate of the Company
               (incorporated by reference to exhibit 4.1 to the Company's Registration Statement on Form S-1 filed
               May 3, 1989, Commission File No. 33-28515).

5.1 Opinion of counsel to the Company (filed herewith).

23.1           Consent of Arthur Andersen LLP (filed herewith).

23.2 Consent of counsel (contained in the opinion filed as exhibit 5.1).

24.1 Powers of Attorney (contained on the signature page to this Registration Statement).


Item 9.  UNDERTAKINGS

1.   The Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the
               Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                    Statement or any material change to such information in the Registration statement;

          provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weirton, State of West Virginia, on June 14 , 2000.



                              WEIRTON STEEL CORPORATION
                                        (Registrant)

                                   By: /s/ Richard K. Riederer
                                        Richard K. Riederer
                                        Chief Executive Officer



                       Power of Attorney

     Each person whose signature appears below hereby constitutes and appoints Richard K. Riederer and William R. Kiefer, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority in the premises to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendment or supplement hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature           Capacity                 Date

/s/ Richard K. Riederer Chief Executive Officer; Director 6/14/00 Richard K. Riederer


/s/Richard R. Burt       Chairman of the Board of Directors 6/14/00
Richard R. Burt

/s/ Michael Bozic        Director                 6/14/00
Michael Bozic

/s/ Robert J. D'Anniballe, Jr.     Director       6/14/00
Robert J. D'Anniballe, Jr.

/s/ Earl E. Davis        Director                 6/14/00
Earl E. Davis

/s/ George E. Doty, Jr.  Director                 6/14/00
George E. Doty, Jr.

/s/ Mark G. Glyptis      Director                 6/14/00
Mark G. Glyptis

/s/ Ralph E. Reins       Director                 6/14/00
Ralph E. Reins

/s/ Robert S. Reitman         Director                 6/14/00
Robert S. Reitman

-------------------
Richard F. Schubert           Director

/s/Thomas R. Sturges          Director            6/14/00
Thomas R. Sturges

/s/ John H. Walker       President; Director      6/14/00
John H. Walker

/s/ Ronald C. Whitaker   Director            6/14/00
Ronald C. Whitaker

/s/ D. Leonard Wise      Director            6/14/00
D. Leonard Wise

/s/ Mark E. Kaplan       Vice President-Information    6/14/00
Mark E. Kaplan           Technology and Chief
                         Financial Officer (Principal Accounting
                         Officer)





                       INDEX TO EXHIBITS

Exhibit No.                   Description Of Exhibits

4.             Specimen Common Stock certificate of the Company
               (incorporated by reference to exhibit 4.1 to the Company's Registration Statement on Form S-1 filed
               May 3, 1989, Commission File No. 33-28515).

5.1 Opinion of counsel to the Company (filed herewith).

23.1           Consent of Arthur Andersen LLP (filed herewith).

23.2 Consent of counsel (contained in the opinion filed as exhibit 5.1).

24.1 Powers of Attorney (contained on the signature page to this Registration Statement).



                                                    Exhibit 5.1


                                        June 14, 2000
Weirton Steel Corporation
400 Three Springs Drive
Weirton, West Virginia 26062

Ladies and Gentlemen:

     I have acted as counsel to Weirton Steel Corporation, a Delaware corporation (the "Company"), in the matter of the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission providing for the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares of Common Stock, par value $ .01 per share (the 'Common Stock'), to be issued in connection with the exercise of options to purchase Common Stock under the Weirton Steel Corporation 2000 Employee Stock Purchase Plan. The shares of Common Stock so issuable are hereinafter referrred to as the 'Shares,' and the plan under which they are issuable is hereinafter referred to as the 'Plan.'

     In so acting, I have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to my satisfaction) of such documents, certificates and records of the Company pertaining to the Plan and of public officials as I deemed necessary and relevant for the purpose of expressing the opinions hereinafter set forth.

     Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance on behalf of the Company and, upon delivery thereof and receipt of consideration therefore as provided in the Plan, will be duly and validly issued and will be fully paid, and nonassessable.

     I consent to being named in the Registration Statement (including any related prospectus) as counsel who is passing upon the legality of the Shares and to the incorporation by reference in the Registration Statement of any reference to me as such. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ James A. Testa
                                        James A. Testa



                                                   Exhibit 23.1



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form
S-8 of our report dated January 25, 2000 incorporated by reference in Weirton Steel Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania,
 June 14, 2000